EXHIBIT 99.3

Unaudited Pro Forma Condensed Consolidated Financial Data

The following Unaudited Pro Forma Condensed Financial Data consists of an Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2004 and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2003 and for the six months ended June 30, 2004 (collectively, the “Pro Forma Statements”). The Pro Forma Statements reflect the July 30, 2004 J&F Steel, LLC acquisition, in which the Company invested approximately $45.5 million, including acquisition costs and an estimated post-closing adjustment totaling $3.7 million, for 100% of the equity interests in J&F Steel, LLC (“J&F”). In addition, the Company assumed $13.5 million of debt as part of this transaction. Total consideration is subject to change based on the final determination of the post-closing adjustment. J&F is a four-location carbon flat rolled processor. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the acquisition as if it occurred on June 30, 2004, and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year-ended December 31, 2003 and the six months ended June 30, 2004 give effect to the acquisition as if it occurred on January 1, 2003.

Management believes that, on the basis set forth herein, the Pro Forma Statements reflect a reasonable estimate of the J&F acquisition based on currently available information. The acquisition is accounted for under the purchase method of accounting. The allocation of purchase price is based upon the estimated fair value of assets acquired and liabilities assumed. Certain of the purchase price allocations reflected in the Pro Forma Statements are preliminary and may be different from the final allocation of the purchase price and any such differences may be material. The pro forma financial data is presented for informational purposes only and does not purport to represent what the Company’s financial position or results of operations would have been had the J&F acquisition in fact occurred on the dates assumed or that may result from future operations. The pro forma data should be read in conjunction with the Company’s Consolidated Financial Statements and J&F’s financial statements and related notes thereto.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2004

(Dollars in Thousands)

	The Company	J&F (A)	Adjustments (B)		The Company Pro forma
ASSETS
Current Assets
Cash	$17,979	$4,138	$—		$22,117
Restricted cash	938		13,500	(1)	14,438
Notes & accounts receivable	401,630	24,975			426,605
Inventories	461,921	28,893	2,500	(2)	493,314
Prepaid expenses		109			109
Deferred income taxes		2,364	(2,364	)(3)	—

Total Current Assets	882,468	60,479	13,636		956,583

Investments and advances	14,861				14,861
Property, plant & equipment	224,555	17,776	208	(2)	242,539
Intangible pension asset	10,171				10,171
Deferred charges & other assets	8,864	190			9,054
Deferred income taxes	137,188				137,188

TOTAL ASSETS	$1,278,107	$78,445	$13,844		$1,370,396

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$219,133	$15,372	$—		$234,505
Trade accounts payable - related parties		730			730
Salaries, wages & commissions	24,529	3,668			28,197
Accrued interest on debt	5,572				5,572
Taxes	16,413				16,413
Terminated facilities costs	4,423				4,423
Other accrued liabilities	10,070				10,070
Deferred income taxes	11,411				11,411

Total Current Liabs.	291,551	19,770	—		311,321

Long-Term debt	313,262	13,500	59,019	(5)	385,781
Deferred employee benefits	259,231				259,231
Deferred income taxes		1,926	(1,926	)(3)	—
Due to parent		20,507	(20,507	)(4)	—

Total Liabilities	864,044	55,703	36,586		956,333

Stockholders’ Equity
Preferred stock	80				80
Common stock	50,556				50,556
Capital in excess of par value	859,502	25,503	(25,503	)(4)	859,502
Retained Earnings					—
At December 31, 2003	320,693	(2,061)	2,061	(4)	320,693
Net income for current year	33,242				33,242
Cash dividends	(2,584)				(2,584)
Treasury stock	(749,520)	(700)	700	(4)	(749,520)
Minimum pension liability	(100,282)				(100,282)
Foreign exchange gain (loss)	2,482				2,482
Restricted Stock Awards	(106)				(106)

Total Stockholders’ Equity	414,063	22,742	(22,742)		414,063

TOTAL LIABS. & STOCKHOLDERS’ EQUITY	$1,278,107	$78,445	$13,844		$1,370,396

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Six Months ended June 30, 2004

(Dollars in Thousands, except per share data)

	The Company	J&F (C)	Adjustments (D)		The Company Pro forma
NET SALES	$1,499,551	$87,860	$—		$1,587,411

Cost of materials sold	1,214,129	76,257	12	(1)	1,290,398

Gross profit	285,422	11,603	(12)		297,013

Warehousing and delivery	120,273	2,058	—		122,331
Selling, general and administrative	105,059	4,610	—		109,669
Restructuring and plant closure costs	593	—	—		593
Gain on sale of assets	(2,347)	(2,447)	—		(4,794)

OPERATING PROFIT (LOSS)	61,844	7,382	(12)		69,214

Other revenue and expense, net	69	—	—		69
Interest and other expense on debt	(10,051)	(99)	(842	)(2)	(10,992)
Other finance charges	—	(311)	—		(311)

INCOME (LOSS) BEFORE INCOME TAXES	51,862	6,972	(854)		57,980

Provision (benefit) for income taxes	19,863	2,832	(347	)(3)	22,348

INCOME (LOSS) FROM CONTINUING OPERATIONS	$31,999	$4,140	$(507)		$35,632

INCOME PER SHARE OF COMMON STOCK

Basic income per share from continuing operations	$1.28				$1.43

Diluted income per share from continuing operations	$1.25				$1.39

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year ended December 31, 2003

(Dollars in Thousands, except per share data)

	The Company	J&F (C)	Adjustments (D)		The Company Pro forma
NET SALES	$2,189,435	$157,579	$—		$2,347,014

Cost of materials sold	1,766,771	150,404	23	(1)	1,917,198

Gross profit	422,664	7,175	(23)		429,816

Warehousing and delivery	226,429	4,784	—		231,213
Selling, general and administrative	187,467	11,073	—		198,540
Restructuring and plant closure costs	6,213	—	—		6,213
Impairment of goodwill	—	5,136	—		5,136
Impairment of long-lived assets	—	389	—		389
Gain on sale of assets	—	(157)	—		(157)

OPERATING PROFIT (LOSS)	2,555	(14,050)	(23)		(11,518)

Other revenue and expense, net	166	3	—		169
Interest and other expense on debt	(18,815)	(1,237)	(1,639	)(2)	(21,691)

INCOME (LOSS) BEFORE INCOME TAXES	(16,094)	(15,284)	(1,662)		(33,040)

Provision (benefit) for income taxes	(2,011)	(4,152)	(451	)(3)	(6,614)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(14,083)	$(11,132)	$(1,211)		$(26,426)

INCOME (LOSS) PER SHARE OF COMMON STOCK

Basic income (loss) per share from continuing operations	$(0.58)				$(1.06)

Diluted income (loss) per share from continuing operations	$(0.58)				$(1.06)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in Thousands)

The following adjustments have been reflected in the Unaudited Pro Forma Condensed Consolidated Balance Sheet:

A. To reflect the historical balance sheet of J & F Steel.

B. To reflect the following adjustments for the impact of the acquisition of J & F Steel:

(1)	To increase restricted cash by the amount escrowed to retire long-term debt assumed in the acquisition;

(2)	To adjust identifiable assets and liabilities to estimated fair value. Finished goods inventory has been increased to market value. Property, plant and equipment has been increased to fair value and reduced by the excess of the fair market value of the net assets acquired over the purchase cost;

(3)	To eliminate assets not acquired and liabilities not assumed as part of the acquisition;

(4)	To eliminate historical owner’s loans to and equity in J & F Steel.

(5)	To reflect $59,019 of borrowings to (a) purchase J & F Steel in the amount $45,519 and (b) retire $13,500 of long-term debt assumed in the acquisition.

The preliminary allocation of the purchase price to the acquired assets and assumed liabilities of J & F Steel follow. The final allocation may change upon completion of the valuation. The following table summarizes the actual preliminary allocation of the purchase price as of July 30, 2004:

Current assets	$63,500
Property and equipment	18,519
Other	0

Total assets	82,019

Current liabilities	23,000
Long-term liabilities	13,500

Total liabilities	36,500

Purchase price	$45,519

J&F Steel’s Statement of Operations for the periods presented include restructuring activities associated with the closure of a facility prior to acquisition of J&F Steel by the Company. Items related to the restructuring include a $5,136 impairment of goodwill in 2003 and a $2,447 gain on the sale of assets in the first six months of 2004.

The following adjustments have been reflected in the Unaudited Pro Forma Condensed Consolidated Statements of Operations:

C. To reflect the results of operations of J & F Steel for the periods presented.

D. To reflect the following adjustments:

(1)	To adjust depreciation expense to reflect the estimated fair value of property, plant and equipment at the date of acquisition.

(2)	Estimated increase in interest expense related to increased borrowing to finance acquisition. An increase of 0.125 percent in the interest rate would have increased interest expense by $57 and $114 in the first six months of 2004 and the year 2003, respectively.

(3)	Estimated effect on tax liability resulting from above adjustments assuming the Company’s on-going effective tax rates.